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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As Independent Public Accountants, we hereby consent to the use of our Report (and to all references to our Firm) relating to our audits of the financial statements of Physicians Clinical Laboratory, Inc. for the fiscal years ended February 29(28), 1996 and 1995 included in or made a part of this Registration Statement on Amendment No. 1 to Form S-3 of Nu-Tech Bio-Med, Inc.


                                          ARTHUR ANDERSEN LLP

Sacramento, California

July 17, 1997